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                                                                      Exhibit 16


February 13, 1996


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Sir:

We have read the Section entitled "Experts" included in Pre-Effective Amendment No. 2 to Registration Statement No. 33-92928 to be filed with the Securities and Exchange Commission by First Commercial Bancorp, Inc. and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP


By: /s/ Patrick M. Mathiesen
   -------------------------
        Patrick M. Mathiesen

PMM/SECLTR3

Enclosure(s)



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